UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2010

Apartment Investment and Management Company
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-13232	841259577
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4582 S. Ulster Street Parkway, Suite 1100, Denver, Colorado		80237
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-757-8101

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 7, 2010, Apartment Investment and Management Company (the "Company") called for redemption all of the 4,050,000 outstanding shares of its Class G Cumulative Preferred Stock ("Class G Preferred Stock") (NYSE: AIVPrG; CUSIP: No. [03748R-40-8]). This redemption will be made on October 7, 2010, at a price equal to $25.00 per share plus accumulated and unpaid dividends thereon to the redemption date of $0.5469 per share, for a total redemption payment of $25.5469 per share. The redemption payment is payable only in cash.

On September 7, 2010, the Company issued a press release announcing the redemption of the Class G Preferred Stock. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No. - Description
99.1 - Aimco Press Release - September 7, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apartment Investment and Management Company

September 7, 2010	By:	Ernest M. Freedman

Name: Ernest M. Freedman
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Aimco Press Release - September 7, 2010